 Exhibit 10.16

LINE OF CREDIT NOTE

December 28, 2017

Section 1
BORROWER'S PROMISE TO PAY.

FOR VALUE RECEIVED, the undersigned, MANUSCRIPT PRODUCTIONS, LLC, a limited liability company (“Manuscript”) and MJW MEDIA, INC, a Delaware corporation ("MJW Media"), having an office at 1166 E. Warner Road, #101-B, Gilbert, Arizona 85296 (jointly and severally "Borrower"), hereby unconditionally promise to pay to the order of STADSC, LLC, a limited liability company ("Lender"), the principal sum of up to Two Million Seven Hundred Forty-Five Thousand Seven Hundred Ninety-Seven and 00/100 Dollars ($2,745,797.00), in lawful money of the United States of America with interest thereon to be computed as provided below and with principal paid as provided herein. Any initially capitalized terms which are not specifically defined in this Note shall have the same meanings given to them in the Loan Agreement of even date. Borrower acknowledges the loan and this Note are fully advanced as reflected on Exhibit A hereto.

Section 2
STATED INTEREST; ADDITIONAL INTEREST.

a. Stated interest on the principal sum of this Note shall be a fixed interest charge equal to twenty percent (20%) of the fully advanced principal hereunder ($2,745,797), being a sum of interest in the sum of $599,159.00. Borrower acknowledges and agrees said fixed interest charge is the sum of $599,159.00. The fixed interest charge although earned and accrued on the date of this Note shall be due and payable on Friday, December 28, 2018 (the "Maturity Date"). If this Note is not fully paid on or before Wednesday, March 28, 2018, commencing on Thursday, March 29, 2018, both the principal balance of this Note and said fixed interest charge shall begin to accrue interest, and Borrower shall pay interest thereon of both sums at the rate of two and one-half percent (2.500%) per calendar month (the "Monthly Interest Rate"). If Borrower fails to pay any amount when due under this Note, including principal and the fixed interest charge, in addition to any other rights possessed by the Lender, any accrued but unpaid interest may be added to the unpaid principal and accrue interest at the Monthly Interest Rate.

b. In addition to the stated interest hereinabove set forth, Borrower hereby agrees and shall pay additional interest to Lender 50% of all MJW Media Net Profit Participation in the Picture accruing from and after August 21, 2017, being the creation date of the Picture, by the execution and delivery of an Absolute Assignment of Net Profit Participation in the Picture in the form attached to the Loan Agreement. Net Profit Participation ("NPP") is defined in the formula attached to the Loan Agreement. Said additional interest shall be delivered to Lender prorata and pari passu with MJW Media as and when Net Profit Participation from the Picture is due or otherwise paid or delivered to MJW Media. If NPP is less than Ø at any time, said negative NPP shall not reduce or offset the amount of previous or future positive NPP assigned pursuant to this clause. Borrower shall not permit MJW Media to assign or encumber its rights to NPP or its proceeds, or its right to directly receive NPP from the Picture or waive any right to receive NPP from the Picture.

Section 3
PAYMENTS.

a. Time and Amounts of Payments. Borrower shall pay principal and stated and additional interest by making payments as follows:

i. The Assignment of the MJW Media Net Profit Participation shall be executed and delivered by MJW Media and Manuscript to Lender on the execution and delivery of this Note.

ii. A payment of the entire unpaid principal balance of this Note and all accrued and unpaid stated and additional interest thereon due and payable on Friday, December 28, 2018 (the "Maturity Date"). Accrual of the Monthly Interest Rate shall not extend the Maturity Date or waive any right of Lender to declare a Borrower default or pursue its remedies pursuant to this Note and the other Loan Documents.

b. Place of Payments. The payments referred to in Section 3 above are hereinafter referred to individually as a "Payment", and collectively as "Payments". Borrower shall make its Payments and any other payments due under this Note, including, without limitation, the entire unpaid principal balance of this Note plus all accrued but unpaid interest thereon due and payable on the Maturity Date, at 2390 E. Camelback Rd., Ste. 200, Phoenix, AZ 85016, or at a different place if required by the Lender.

c. Application of Payments. In the absence of a specific determination by Lender to the contrary, all payments paid by Borrower to Lender in connection with the obligations of Borrower under this Note and under the other Loan Documents, other than additional interest, shall be applied in the following order of priority: (i) to amounts, other than principal and stated interest, due to Lender pursuant to this Note or the other Loan Documents; (ii) to the portion of accrued but unpaid stated interest, including amounts accruing at the Applicable Interest Rate on this Note; and (iii) to the unpaid principal balance of this Note. Additional interest shall not be required to be applied by Lender to any principal or stated interest. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable.

Section 4
PREPAYMENT.

Borrower shall have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note without penalty or premium; provided, the fixed interest charge and the Assignment of Net Profit Participation additional interest are all agreed by Borrower and Lender to be fully earned and payable on the execution date of this Note. Any prepayment shall not adjust such amounts.

Section 5
BORROWER'S FAILURE TO PAY AS REQUIRED.

a. Default and Acceleration; Monthly Interest Rate. If any payment required in this Note (including, without limitation, any Payment) or any other payment under any of the Loan Documents is not paid on or prior to the date when due after the expiration of any applicable notice and grace periods expressly provided in the Loan Documents, or on the happening of any other Event of Default, then the whole of the principal sum of this Note, (i) all interest, monthly or default interest, late charges and other sums, as provided in this Note, the Security Instruments or the other Loan Documents, (ii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instruments or the other Loan Documents, (iii) all sums advanced pursuant to the Security Instruments to protect and preserve the Property and the lien and the security interest created thereby, and (iv) all sums advanced and costs and expenses incurred by Lender in connection with the indebtedness evidenced by the Loan Documents or any part thereof, any renewal, extension, or change of or substitution thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender, shall without notice become immediately due and payable at the option of Lender, together with all the interest that Borrower owes on such amounts at the Monthly Interest Rate. This provision shall not be deemed to excuse a default hereunder or an Event of Default under the Security Instruments and shall not be deemed a waiver of any other rights Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable.

b. No Waiver by Lender.

i. Lender shall not be deemed to have waived any of its rights or remedies under this Note unless such waiver is expressed in writing by Lender, and no delay or omission by Lender in exercising, or failure by Lender on any one or more occasions to exercise, any of Lender's rights hereunder or under the Loan Documents, or at law or in equity, including, without limitation, Lender's right, after the occurrence of any Event of Default, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all such rights.

ii. Acceptance by Lender of any portion or all of any sum payable hereunder, whether before, on or after the due date of such payment shall not be a waiver of Lender's right either to require prompt payment when due of all other sums payable hereunder or to exercise any of Lender's rights, powers and remedies hereunder or under the Loan Documents. A waiver of any right in writing on one occasion shall not be construed as a waiver of Lender's rights to insist thereafter upon strict compliance with the terms hereof without previous notice of such intention being given to Borrower, and no exercise of any right by Lender shall constitute or be deemed to constitute an election of remedies by Lender precluding the subsequent exercise by Lender of any or all of the rights, powers and remedies available to it hereunder or under the Loan Documents, or at law or in equity. Borrower hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contrary to, or in conflict with, the foregoing.

iii. Even if, at a time when an Event of Default has occurred, Lender does not accelerate the amounts due under this Note and the other Loan Documents and require Borrower to pay all such amounts immediately in full as described above, Lender shall still have the right to do so at a later time if such Event of Default is continuing, or upon the occurrence of another Event of Default.

c. Payment of Lender's Costs and Expenses. If Lender has required Borrower to pay immediately in full as described above, the Lender shall have the right to be reimbursed by Borrower for all of its costs and expenses in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, attorneys' fees, costs and expenses.

Section 6
NOTICES.

All notices required or permitted hereunder shall be given and become effective as provided in the Loan Agreement of even date herewith.

Section 7
WAIVERS.

Borrower and all others who may become liable for the payment of all or any part of the indebtedness evidenced by this Note do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except those notices for which the Loan Documents expressly provide. No release of any security for the Note or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instruments or the other Loan Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the indebtedness evidenced by this Note, the Security Instruments or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instruments or the other Loan Documents.

Section 8
SECURED NOTE.

The obligations of Borrower under this Note are secured by those certain exclusive, first-priority Security Agreements by Borrower and others, together with exclusive, first-priority copyright assignments, UCC Financing Statement and other pledges and perfection instruments (collectively the "Security Instruments"), of contemporaneous date herewith, which contains provisions for acceleration of the entire indebtedness secured hereby upon the happening of certain events.

Section 9
TRANSFER.

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Security Instruments and the other Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

Section 10
SAVINGS CLAUSE.

Notwithstanding any provisions in this Note or in the Security Instruments to the contrary, the total liability for payments in the nature of interest, including, without limitation, default interest and late fees, shall not exceed the limits imposed by the laws of the State where the Property is located or the United States of America relating to maximum allowable charges of interest. Lender shall not be entitled to receive, collect or apply, as interest on the indebtedness evidenced by the Note, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law. If Lender ever receives, collects or applies as interest such amount which would be excessive interest, such amount shall be applied to reduce the unpaid principal balance of this Note, and any remaining excess shall be paid over to person or persons legally entitled thereto. The stated interest rate and the additional interest rate, together, are the contracted for rate of interest for the Loan.

Section 11
WAIVER OF TRIAL BY JURY.

BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE SECURITY INSTRUMENTS, THIS NOTE AND/OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

Section 12
MISCELLANEOUS.

a. Remedies Cumulative. The remedies of Lender as provided herein and in any other Loan Document, or any one or more of them, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion thereof shall occur.

b. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegal or invalid term or provision shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

c. Headings. The headings and captions of various Sections of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

d. Choice of Law. This Note shall be governed by and construed and enforced exclusively in accordance with the laws of the State of Arizona without regard to conflicts of law principles. THE LAW OF THE STATE OF ARIZONA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS NOTE, THE SECURITY INSTRUMENTS AND ALL OTHER LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, THE SECURITY INSTRUMENTS, AND ALL OTHER LOAN DOCUMENTS.

e. Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE, THE SECURITY INSTRUMENTS, AND ALL OTHER LOAN DOCUMENTS SHALL BE INSTITUTED IN MARICOPA COUNTY, ARIZONA SUPERIOR COURT AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF MARICOPA COUNTY, ARIZONA SUPERIOR COURT. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE DEBT IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

f. Amendments. This Note, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party, but only by an instrument in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

g. Interpretation. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

h. Submission and Consent to Jurisdiction. Borrower, in consideration of making the loan evidenced by this Note, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with this Note shall be litigated, at Lender's election, only in courts having a situs within the county and State where the Property is located, in any jurisdiction in which the Borrower (or any individual or entity comprising the Borrower) may reside or hold assets, or in any one or more of the foregoing jurisdictions and Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located therein. Borrower irrevocably waives the defense of inconvenient forum to the maintenance of such action or proceeding. Borrower hereby consents to service of process by any means permitted by applicable law.

i. Time is of the Essence. TIME IS OF THE ESSENCE IN THE PERFORMANCE OF EACH PROVISION OF THIS NOTE.

j. Business Purposes. The proceeds of this Note are used for business purposes and not for consumer, personal or family purposes.

k. No Partnership. No partnership or joint venture is created by this instrument.

l. Lender Exculpation. Lender shall have no personal liability under the loan or the Loan Documents or any matter arising out of or related to the loan and any of the Loan Documents. Nor shall there be any recourse to or recovery against any of the assets or things of value of Lender. Borrower and Guarantors hereby agree such exculpation shall be unconditional and without exception.

m. Restated Note. This Note is a complete amendment and restatement of the Existing Notes. Existing Notes shall mean, collectively, that certain Loan Agreement dated August 14, 2017, between the parties hereto; that second Loan Agreement dated September 6, 2017, between the parties hereto; that third Loan Agreement dated September 12, 2017, between the parties hereto; and that certain Loan Agreement dated September 26, 2017, between the parties hereto. While this Note amends and restates in its entirety the Existing Notes, priority of the funds advanced under the Loan shall relate back to the respective funding dates set forth in said Notes as shown on Exhibit A hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

MANUSCRIPT PRODUCTIONS, LLC, an Arizona limited liability company

By:	/s/ Michael Witherill

Name:	Michael J. Witherill

Its:	Manager

Borrower Taxpayer ID/EIN: _________________________

MJW MEDIA, INC, a Delaware corporation

By:	/s/ Michael Witherill

Name:	Michael J. Witherill

Its:	CEO

Borrower Taxpayer ID/EIN: ________________________

GUARANTOR JOINDER:

The undersigned, a Guarantor of this instrument, hereby acknowledges the foregoing Note:

ESCONDIDO INNOVATIONS, INC.

By:	/s/ Michael Witherill

Name:	Michael J. Witherill

Its:	CEO

EXHIBIT A
(Note Advances)
Advance Date	Amount
8/14/2017	$ 750,000
9/06/2017	$ 563,000
9/06/2017	$ 170,746
9/13/2017	$ 502,790
9/18/2017	$ 259,261
9/27/2017	$ 500,000
TOTAL ADVANCES	$2,745,797